Exhibit 10.8

CONFIDENTIAL TREATMENT REQUESTED AS TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT 10.8 AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MANUFACTURING SUPPORT SERVICES AGREEMENT

dated as of June 30, 2005

by and among

ABBOTT JAPAN CO., LTD.

(“Abbott Japan”);

ABBOTT LABORATORIES

(“Abbott Laboratories”);

INVERNESS MEDICAL INNOVATIONS, INC.

(“Parent”);

INVERNESS MEDICAL SWITZERLAND GmbH

(“Inverness Switzerland”);

and

INVERNESS MEDICAL JAPAN, LTD.

(“Inverness Japan”)

TABLE OF CONTENTS

Article 1	DEFINITIONS

1.1	Definitions

1.2	Performance of Obligations by Affiliates

Article 2	MANUFACTURING

2.1	Manufacturing of Products

2.2	Manufacturing Services

2.3	Raw Materials

2.4	Import of Raw Materials

2.5	Testing

2.6	Storage

2.7	Product Changes

2.8	Expiration Dating

2.9	Certificate of Conformance

2.10	Product Branding

Article 3	OCCUPANCY FEE AND OTHER CHARGES

3.1	Occupancy Fee

3.2	Payment

3.3	Reimbursement of Variances

3.4	Payment of Material Cost Component of Inventory

3.5	No Security Interest

3.6	Reasonable Access and Dispute Procedures

Article 4	TRANSITION SERVICES

4.1	Transition Services

4.2	Payment

Article 5	HUMANITARIAN PROGRAM

5.1	Supply of Products for the Humanitarian Program

5.2	Ordering Procedure

5.3	Forecasts

5.4	Reporting

5.5	Purchase Price

5.6	Failure to Provide

5.7	Right of First Negotiation and Right of First Refusal

Article 6	REGULATORY COMPLIANCE AND MEDICAL COMPLAINTS

6.1	Representatives

6.2	Regulatory Compliance

6.3	Quality Agreement

6.4	Procedure for Adverse Information

6.5	Reagents

6.6	Transfer Program

Article 7	PRODUCT ACTIONS

7.1	Product Actions

7.2	Administration of Product Actions

Article 8	PATENTS AND TRADEMARKS

8.1	Buyer Trademarks

8.2	Seller Trademarks

8.3	Patent Infringement Defense

8.4	Cooperation

8.5	Covenant to Use Commercially Reasonable Efforts to Secure Rights

Article 9	REPRESENTATIONS AND WARRANTIES

9.1	Product Representations and Warranties

9.2	Product Replacement

9.3	General Representation and Warranties

9.4	Limitation of Representation and Warranties

Article 10	GENERAL INDEMNIFICATION

10.1	Inverness Japan’s Indemnification of Abbott Japan

10.2	Abbott Japan Indemnification of Inverness Japan

10.3	Indemnification Procedures

10.4	Insurance

10.5	Limitation of Liability

10.6	Sunset Provision

ii

Article 11	TERM AND TERMINATION

11.1	Term

11.2	Early Termination

11.3	Termination for Cause

11.4	Accrued Obligations

11.5	Additional Remedies for Breach

Article 12	CONSEQUENCES OF TERMINATION

12.1	Confidential Information Return

12.2	Transfer of Raw Materials and Products

Article 13	MISCELLANEOUS

13.1	Guarantee of Performance

13.2	Force Majeure

13.3	Relationship of the Parties

13.4	Assignment

13.5	Public Disclosure; Confidentiality

13.6	Binding Effect

13.7	Entire Agreement

13.8	Compliance with Applicable Laws

13.9	Governing Law

13.10	Dispute Resolution

13.11	Notices

13.12	Severability

13.13	Interpretation

13.14	Waiver or Modification of Agreement

13.15	Survival

13.16	Counterparts

13.17	Mutual Drafting

13.18	Expenses

13.19	No Third Party Beneficiaries

13.20	Conflicts

13.21	Headings

iii

Exhibits and Schedules

Exhibits

Exhibit A	–	Activities of Buyer
Exhibit B		Manufacturing Support Services
Exhibit C	–	Transition Services
Exhibit D	–	Standard Labor and Overhead Cost and Standard Material Cost
Exhibit E	–	Quality Agreement
Exhibit F	–	Final Transition Services

Schedules

Schedule 1.1(a)		–	Adjusted Price per Unit
Schedule 1.1(b)		–	Product Specifications

MANUFACTURING SUPPORT SERVICES AGREEMENT

THIS MANUFACTURING SUPPORT SERVICES AGREEMENT (this “Agreement”) is made this 30th day of June 2005 (the “Effective Date”), by and among Abbott Japan Co., Ltd., a Japanese corporation (“Abbott Japan”); and Abbott Laboratories, an Illinois corporation (“Abbott Laboratories” and together with Abbott Japan, “Seller”), on the one hand, and Inverness Medical Innovations, Inc., a Delaware corporation (“Parent”); Inverness Medical Switzerland GmbH, an entity organized under the laws of Switzerland (“Inverness Switzerland”) and Inverness Medical Japan, Ltd., an entity organized under the laws of Japan (“Inverness Japan” and, together with Parent and Inverness Switzerland, “Buyer”), on the other hand.

W I T N E S S E T H:

WHEREAS, Seller, Abbott Cardiovascular and Buyer have executed an asset purchase agreement, pursuant to which Seller shall sell and assign to Buyer, and Buyer shall purchase and assume from Seller, certain assets and liabilities relating to the design, development, manufacturing, registration, marketing, distribution and sale of the Product Line (the “Asset Purchase Agreement”);

WHEREAS, in accordance with the Asset Purchase Agreement, at the Closing Abbott Japan shall transfer the Japanese Employees dedicated to the manufacturing of the Product Line and the Equipment to Inverness Japan;

WHEREAS, due to the requirements of the regulatory Laws of Japan and for other commercial reasons, Inverness Japan cannot be the responsible legal entity for the manufacturing of the Product Line as of the Closing Date; and

WHEREAS, in order to facilitate a smooth transition of the manufacturing of the Products at a different manufacturing location within a reasonable time period, Abbott Japan is willing to continue to be the responsible entity under the terms of the Manufacturing Site License and to perform certain manufacturing support services and transition services for Inverness Japan.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and upon the terms and subject to the conditions set forth below, Seller and Buyer hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1           Definitions.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.  The following words and phrases, when used herein with initial capital letters, shall have the meanings set forth or referenced below:

“Additional Term” has the meaning set forth in Section 11.1.

“Adjusted Price per Unit” means the price per unit set forth in Schedule 1.1(a) as adjusted annually by the CPI.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person; provided, however, that for the avoidance of doubt and subject to the following sentence, the term “Affiliate” shall exclude, with respect to Abbott Japan, TAP Pharmaceuticals Inc., a Delaware corporation, TAP Finance Inc., a Delaware corporation and TAP Pharmaceuticals Products Inc., a Delaware corporation and, with respect to Buyer, PBM-Selfcare LLC, a Delaware limited liability company.  For purposes of this definition, a Person shall be deemed to control another Person if it owns or controls more than 50% of the voting equity of the other Person (or other comparable ownership if the Person is not a corporation).

“Alternative Product” means the design, development, manufacturing, registration, marketing, distribution and sale of single use disposable test strips to test for Additional Assay Capabilities.

“Applicable Law” means each provision of any currently existing federal, state, local or foreign, civil and criminal law, statute, ordinance, order, code, rule, regulation or common law, promulgated or issued by any Governmental Authority, as well as any judgments, decrees, injunctions or agreements issued or entered into by any Governmental Authority.

“Business Day” means any day other than a day, which is Saturday or Sunday, or other day on which commercial banks in Tokyo, Japan are authorized or required to remain closed.

“Buyer Intellectual Property Rights” means all Intellectual Property Rights and other information used to conduct the manufacturing of the Products and the Distribution Activities which are owned or licensed by, or to which Buyer otherwise has rights, as well as all know-how and trade secrets relating to the use, sale or importation of the Products.

“Buyer Trademarks” means Buyer’s trademarks, trade names, service marks and logos and all derivations of the foregoing, including Buyer’s proprietary designations for the Products.

“cGMP” means the manufacture of the Products in accordance with the quality systems and good manufacturing practices for medical devices required by the Regulatory Authority in which the Manufacturing Facility is located.

“Claims” has the meaning set forth in Section 10.1.

“CPI” means the yearly average Consumer Price Index (CPI) published by the Ministry of Internal Affairs and Communications of Japan in December of each calendar year.

“Defective Products” has the meaning set forth in Section 9.2.

“Field Correction”  has the meaning set forth in Section 7.1.

“HIV Alternative Product” means the design, development, manufacturing, registration, marketing, distribution and sale of single use disposable test strips that test for HIV 1-2 along with new strains of HIV not tested by the Products as of the Closing Date.

“Humanitarian Program” means (i) a sale or donation of Determine® HIV 1-2 or, subject to the provisions of Sections 2.9 and 2.10 of the Supply of Products for the Humanitarian Program Agreement and Sections 5.6 and 5.7, any similar test products that operate in a Rapid Manner for the detection of any infectious diseases (including HIV and hepatitis) in any of the Least Developed Countries for humanitarian purposes by Seller and its Affiliates provided that such product is not bundled with other products of Seller and its Affiliates other than for humanitarian purposes or sold as a loss leader or as an inducement to purchase other products of Seller and its Affiliates, or (ii) any research and development conducted by Seller, an Affiliate of Seller or any other Person relating to the operation of test products that operate in a Rapid Manner for the detection of infectious diseases (including HIV and hepatitis) for use in any of the Least Developed Countries, in each case as part of the Global Care Initiatives and HIV surveillance programs of Seller and its Affiliates.  Notwithstanding the foregoing, for the period from the Closing Date through the 5th anniversary of the Closing Date (or, if not enforceable in any country for such period or for any other reason, for the period or otherwise to the maximum extent as shall be enforceable in such country), Seller and its Affiliates shall not engage in any filing or submission necessary or appropriate to obtain any technical, medical, scientific, labeling or similar license, registration, authorization, permit or approval for the Products outside the Least Developed Countries under the Humanitarian Program.

“Initial Term” has the meaning set forth in Section 11.1.

“Intellectual Property Rights” means all US and foreign invention disclosures, patents, pending patent applications, including all continuations, continuations-in-part, divisions, reissues, reexaminations, additions, substitutions, extensions, whether US or foreign, including all registrations, pending applications or common law rights, whether US or foreign equivalents, all trademarks, all trade names and trade dress, and all copyrights, all works of authorship, all trade secrets and all know-how whether or not registered and all inventions.

“Line 2 Equipment” means that equipment on any second line of manufacture which Inverness Japan adds to its manufacturing plant dedicated to the manufacture of the Products following the Closing Date.

“Manufacturing Facility” means the approximately 19,250 square feet of primary space located in Abbott Japan’s MP II manufacturing facility in Matsudo.

“Manufacturing Support Services”  has the meaning set forth in Section 2.2.

“Material Cost Component of Inventory” means the value of units of inventory on-hand, used in production or sold, multiplied by the standard cost of its component raw materials, labels and packaging materials valued at the standard as per the BPCS system in Matsudo, Japan as of December 1, 2004; provided, however, that during the Term, Seller and its Affiliates shall supply Reagents at a price equal to the **** Costs per unit plus ****%.

“Occupancy Fee” has the meaning set forth in Section 3.1.

“Party” means Abbott Laboratories, Abbott Japan, Parent, Inverness Switzerland or Inverness Japan; and “Parties” means Abbott Laboratories, Abbott Japan, Parent, Inverness Switzerland and Inverness Japan.

“Product Action” has the meaning set forth in Section 7.1.

“Products” means those products identified on Schedule 1.1(p) of the Asset Purchase Agreement (and for the avoidance of doubt does not mean specific units thereof).

“Product Specifications” means those product, labeling and performance specifications for the Products set forth on Schedule 1.1(b), as they may be amended from time to time (i) by the written agreement of the Parties or (ii) as required by the Regulatory Authorities.

**** REPRESENTS TEXT OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Prohibited Goods” has the meaning set forth in Section 6.5(a).

“Purchase Price” has the meaning set forth in Section 5.5.

“Quality Agreement” has the meaning set forth in Section 6.3.

“Reagent” has the meaning set forth in the Reagent Supply Agreement.

“Recall” has the meaning set forth in Section 7.1.

“Regulatory Approval” means the applicable Regulatory Authority’s approvals, submissions and recordings of the Products and Product registrations required to sell such Product in such place.

“Regulatory Authority” means any Governmental Authority that is responsible for issuing any technical, medical, and scientific licenses, registrations, authorizations and/or approval that are required for the manufacture, assembly, labeling, packaging, handling, quality control and storing of the Products in accordance with Applicable Laws.

“Report” has the meaning set forth in Section 5.4.

“Right of First Negotiation” means the obligation of Abbott Laboratories to enter into good faith negotiations with Parent with respect to Buyer’s manufacture of the Alternative Product or HIV Alternative Product upon terms and conditions reasonably acceptable to both parties.

“**** Cost” means the portion of Products that consists of the **** cost valued at the standard per the BPCS system in Matsudo, Japan as of December 1, 2004 as listed in Exhibit D.

“**** Cost” means the portion of Products that consists of the ****costs valued at the standard per the BPCS system in Matsudo, Japan as of December 1, 2004 as listed in Exhibit D.

“Term” has the meaning set forth in Section 11.1.

“Transition Services” has the meaning set forth in Section 4.1.

“Variances” means variances, which may be positive or negative, related to the Material Cost Component of Inventory used in production or sold, including purchase price variances,

**** REPRESENTS TEXT OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

yield variances and material usage variances generated from the purchase of inventory or during the production for each month of the Term and inventory loss due to obsolescence, damage, loss or theft at the Manufacturing Facility, unless such loss is due to Abbott Japan’s gross negligence, recklessness or willful misconduct.

“Warranty Period” has the meaning set forth in Section 9.1(b).

1.2           Performance of Obligations by Affiliates.  Any obligation of Abbott Japan under or pursuant to this Agreement may be satisfied, met or fulfilled, in whole or in part, at Abbott Japan’s sole and exclusive option, either by Abbott Japan directly or by any Affiliate or designee of Abbott Japan that Abbott Japan causes to satisfy, meet or fulfill such obligation, in whole or in part.  The obligations of any Buyer under or pursuant to this Agreement may be satisfied, met or fulfilled, in whole or in part, at Buyer’s sole and exclusive option, either by Buyer directly or by any Affiliate or designee of Buyer that Buyer causes to satisfy, meet or fulfill such obligation, in whole or in part.  With respect to any particular action, the use of the words “Abbott Japan shall” also means “Abbott Japan shall cause” the particular action to be performed, and the use of the words “Buyer shall” also means “Buyer shall cause” the particular action to be performed.  Each of the Parties guarantees the performance of all actions, agreements and obligations to be performed by any Affiliates of such Party under the terms and conditions of this Agreement.

ARTICLE 2
MANUFACTURING

2.1           Manufacturing of Products.  During the Term, subject to the provisions of Section 6.2, Inverness Japan shall be responsible for (i) the manufacture, safety testing, quality, packaging and labeling of the Products, (ii) any product liability arising from the manufacture of the Products, and (iii) all other activities identified in Exhibit A.  The Products shall be manufactured at the Manufacturing Facility using the Equipment owned by Buyer and the services of the Japanese Employees in accordance with the provisions of the Master Secondment Agreement.  The Products shall be manufactured at all times in full compliance with Applicable Laws, cGMPs, Product Specifications and any other applicable requirements of the Regulatory Authorities and shall maintain all records as are necessary and appropriate to demonstrate full compliance with the foregoing.

2.2           Manufacturing Services.  During the Term, in accordance with the reasonable instructions of Inverness Japan, Abbott Japan shall provide to Inverness Japan the manufacturing support services identified in Exhibit B hereto (the “Manufacturing Support Services”).  Abbott Japan shall exercise commercially reasonable efforts in providing the Manufacturing Support

Services in a professional and workmanlike manner at a level of quality and commitment at least equal to that employed by Abbott Japan in performing such Manufacturing Support Services before the Closing Date.

2.3           Raw Materials.  The Products shall be manufactured at the Manufacturing Facility using raw materials (including Reagents), packaging and labels owned and ordered by Abbott Japan from third parties and/or its Affiliates on behalf of and as directed by Inverness Japan; provided, however, that Inverness Japan shall only direct Abbott Japan to order such raw materials, packing and labels to be used for the purpose of manufacturing the Products and provided, further, unless Inverness Japan agrees to advance Abbott Japan the amounts required to fund such orders, Abbott Japan shall only be required to order and own such quantities of raw materials, packaging and labels that are reasonably required to support production of the Products in the Ordinary Course of Business.  For the avoidance of doubt, Inverness Japan shall have the sole responsibility for determining the amount and timing of ordering raw materials, packaging and labels.  Any such raw materials, packaging and labels shall comply with the quality standards for such raw materials, packaging and labels as specified by Inverness Japan.

2.4           Import of Raw Materials.  Abbott Japan shall obtain any and all import certificates or similar permits required to import any raw materials (including Reagents), packaging and labels used by Buyer in providing the Products.  Abbott Japan shall act as the representative of Buyer for the completion and filing of the documentation relating to such importation with the appropriate administrative agencies and warehousing firms.  Abbott Japan shall pay any Taxes and other governmental charges (including, without limitation, Taxes, customs duties, customs brokerage fees, and similar charges) applicable to the import of such raw materials, and Inverness Japan shall promptly reimburse Abbott Japan for such charges; provided, however, that no such charges which are reimbursed in accordance with this sentence shall be included in any additional cost (e.g., cost of materials incurred) paid by or charged to Inverness Japan.

2.5           Testing.  At any time during the Term, Abbott Japan may inspect and test, or cause to be inspected and tested, any of the lots of Products for conformity to the Product Specifications and in accordance with Abbott Japan’s normal quality assurance procedures.

2.6           Storage.  Abbott Japan shall provide warehousing space for the raw materials, packaging, labels and the finished Products ordered by Abbott Japan on behalf of, and as directed by Inverness Japan, in accordance with this Agreement.

2.7           Product Changes.  Inverness Japan shall notify Abbott Japan in writing of any proposed changes in the Product Specifications (including final product performance specifications), manufacturing process or quality procedures to any Products (including Products which shall be sold or donated by Seller for purposes of the Humanitarian Program) that:  (a) would materially affect the fit, form, function or clinical performance; (b) would require changes to or an additional Japan Product Marketing Approval or Marketing Registrations; or (c) changes in the raw materials, packaging or labels or in the third party suppliers of such raw materials, packaging or labels.  Upon such notice of any proposed change, except for changes that are required by any Regulatory Authority or by Applicable Laws, Abbott Japan may evaluate and communicate to Inverness Japan its approval or disapproval of such proposed change within 30 days of receipt of the notice, provided, however, that Abbott Japan shall not unreasonably withhold or delay its approval or disapproval of any such proposed change.  Inverness Japan may only incorporate such proposed changes upon notice of written approval from Abbott Japan.

2.8           Expiration Dating.  Each unit of Product provided to Seller and its Affiliates under this Agreement for purposes of the Humanitarian Program shall have a shelf life at the time of delivery to Seller and its Affiliates of at least ****% of the maximum shelf life for that unit of Product, as determined at the time of the assignment of its expiration date.

2.9           Certificate of Conformance.  All Products provided under this Agreement shall be delivered with a document that certifies that the specified lot(s) of Products delivered to Seller and its Affiliates, regardless of whether such lot(s) shall be used by Seller and its Affiliates for purposes of the Humanitarian Program or for commercial distribution to third parties, conform with the applicable Product Specifications and labeling claims.  Full batch documentation, including batch production records and manufacturing and analytical records shall be available for review by Seller upon reasonable notice from Seller.

2.10         Product Branding.  During the Term, Inverness Japan cannot use any hybrid packaging materials and labels bearing the trademarks or trade names of both Seller and Inverness Japan without the prior written consent of Seller.  Seller and Inverness Japan shall discuss and mutually agree upon any changes to the packaging artwork, labeling artwork, packaging and labeling specifications for the Products during the Term.  Inverness Japan shall be solely responsible for all costs and expenses associated with implementing any such changes, including disposing of old packaging, materials, labels, cartons or any other applicable items.

**** REPRESENTS TEXT OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 3
OCCUPANCY FEE AND OTHER CHARGES

3.1           Occupancy Fee.  During the Term, Inverness Japan shall pay to Abbott Japan as compensation for all the Manufacturing Support Services performed by Abbott Japan pursuant to this Agreement a monthly fixed-fee in the amount of (i) $59,000 plus any applicable Japanese Taxes, if any, during the first 26 months of the Term, and (ii) $89,000 plus any applicable Japanese Taxes, if any, during the remaining months of the Term (the “Occupancy Fee”).

3.2           Payment.  Within 7 Business Days following the end of each calendar month during the Term, Abbott Japan shall prepare and submit to Inverness Japan an invoice for the Occupancy Fee for the prior calendar month.  Inverness Japan shall pay the Occupancy Fee so invoiced no later than 30 days after the date of such invoice.  For the avoidance of doubt, and solely for illustrative purposes, the invoice required to be delivered within 7 Business Days following the end of the month of August shall be for the Occupancy Fee with respect to July, the prior calendar month.

3.3           Reimbursement of Variances.  Inverness Japan shall reimburse Abbott Japan for all Variances.  Within 30 days following the end of each calendar month during the Term, Abbott Japan shall prepare and submit to Inverness Japan an invoice in Dollars for the Variances for the prior calendar month, which shall be subject to Inverness Japan’s rights set forth in Section 3.6.  Inverness Japan shall pay the Variances so invoiced no later than 30 days after the date of such invoice.  The Variances shall be calculated initially using Japanese Yen and shall be converted into Dollars using the Monthly Average Exchange Rate in effect during the respective calendar month.

3.4           Payment of Material Cost Component of Inventory.  If the Term extends beyond the termination of the Distribution Period, immediately following each shipment of finished Products from the Manufacturing Facility after the termination of the Distribution Period, Abbott Japan shall prepare and submit an invoice in Dollars to Inverness Japan for an amount equal to the Material Cost Component of Inventory sold during such prior calendar month, plus the amount of any applicable Japanese Taxes, inbound freight and handling costs, import duties, clearing costs and inbound quality assurance costs attributed to the sub-components of the finished Products other than those manufactured for the Humanitarian Program, which shall be subject to Inverness Japan’s rights set forth in Section 3.6.  Inverness Japan shall pay the amount so invoiced no later than 30 days after the date of such invoice.  The amounts of any Material Cost Component of Inventory shall be calculated on a monthly basis initially using Japanese Yen and shall be converted into Dollars using the Monthly Average Exchange Rate in effect for each respective calendar month.

3.5           No Security Interest.  Nothing in this Agreement or in the relationship between the Parties shall create in or for the benefit of Abbott Japan any kind of Encumbrance or other right in any finished Products or any property provided or made available by Inverness Japan to Abbott Japan hereunder in connection with Abbott Japan’s provision of the Manufacturing Support Services.  Abbott Japan shall not have or be entitled to have any financial interest in respect of the sale of any Products or any property provided or made available by Inverness Japan to Abbott Japan hereunder beyond the Occupancy Fee, the Material Cost Component of Inventory and the Variances.

3.6           Reasonable Access and Dispute Procedures.  Seller agrees to provide Buyer or its designee or representative reasonable access to the information (including internal schedules) from which the calculations of amounts due under Sections 2.3, 3.3 and 3.4 hereof are derived, as well as reasonable access to Seller’s personnel and representative as is reasonably necessary in connection with Buyer’s review of, and payment with respect to, any such amounts.  If Buyer disagrees with the amount calculated by Seller under Section 2.3, 3.3 or 3.4, Buyer shall send a written notice to Seller stating the specific reasons for its disagreement within 60 days of receiving the invoice or similar request for payment with respect thereto.  If it fails to do so, the determinations made by Seller in accordance with Section 2.3, 3.3 or 3.4 shall be final, conclusive and binding on both Seller and Buyer.  If, however, Buyer makes such notification to Seller, Seller and Buyer must attempt to reconcile their differences during the 3 weeks following such notification and if they are unable to do so, then, Buyer shall have the right, during normal business hours and at Buyer’s expense, to have an independent certified public accountant selected by Buyer and reasonably acceptable to Seller, audit any amounts calculated pursuant to said Sections 2.3, 3.3 or 3.4.  The decision of the independent certified public accountant with respect to the calculation of any such amounts shall be final and binding on Buyer and Seller.  If, based upon the decision of the independent certified public accountant, there has been an overstatement of the amounts calculated by the Seller in Sections 2.3, 3.3 or 3.4, then Seller shall (X) pay to Buyer the difference between the amount paid by Buyer and the amount determined by the independent certified public accountant or (Y) credit such difference against the amount owed by Buyer to Seller if the amounts have not been previously paid, and (Z) if such overstatement is greater than 10% of the original amount in Seller’s calculation under Sections 2.3, 3.3 or 3.4, Seller shall pay the fees of the independent public certified accountant.  If, based upon the decision of the independent certified public accountant, there has been an understatement of the amounts calculated by the Seller in Sections 2.3, 3.3 or 3.4, then Buyer shall pay to Seller the difference between the amount determined by the independent certified public accountant and the amounts calculated by Seller under Sections 2.3, 3.3 or 3.4

ARTICLE 4
TRANSITION SERVICES

4.1           Transition Services.  During the Term, at Inverness Japan’s request, Abbott Japan shall provide to Inverness Japan and its Affiliates any or all of the services identified in Exhibit C (the “Transition Services”) in a professional and workmanlike manner which shall be no less than the level of quality and commitment employed by Abbott Japan for the Product Line before the Closing Date. As soon as feasible following the execution of the Asset Purchase Agreement (but on or before the Closing Date), the Parties shall meet to discuss and determine (a) whether Abbott Japan shall provide any or all of the Transition Services, (b) the scope of any such Transition Services to be provided by Abbott Japan, (c) the term during which Abbott Japan shall provide the Transition Services, and (d) the compensation to be paid by Inverness Japan to Abbott Japan for the provision of such Transition Services, which such compensation shall be equal to Abbott Japan’s **** cost of providing the Transition Services plus ****%, plus all applicable Japanese Taxes, if any.  Immediately following such determination, the Parties shall prepare a schedule (which shall be attached to this Agreement as Exhibit F) which lists those services from the Transition Services that the Parties agree Abbott Japan shall provide to Inverness Japan, the time period during which such Transition Services shall be provided, and the fully-burdened actual cost of such Transition Services.  From time to time, the Parties shall meet to review the contents of, and determine if any modifications are necessary to, Exhibit F.  For the avoidance of doubt, in no event shall Abbott Japan be obligated to provide any Transition Services that Abbott Japan was not providing to the Product Line prior to the Closing Date.

4.2           Payment.  Within 30 days following the end of each calendar month during the Term, Abbott Japan shall prepare and submit to Inverness Japan an invoice in Dollars for the Transition Services charges for the prior calendar month.  Inverness Japan shall pay the Transition Services charges so invoiced no later than 30 days after receipt of such invoice.  The Transition Services charges shall be calculated initially using Japanese Yen and shall be converted into Dollars using the Monthly Average Exchange Rate in effect during the respective calendar month.

**** REPRESENTS TEXT OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 5
HUMANITARIAN PROGRAM

5.1           Supply of Products for the Humanitarian Program.  During the Term, subject to the terms and conditions set forth in this Agreement, Seller shall obtain all of its requirements of Products for purposes of the Humanitarian Program exclusively from Buyer and Buyer shall use commercially reasonable efforts to provide such quantities of each Product as may be ordered from time to time by Seller for purposes of the Humanitarian Program.  Notwithstanding the foregoing, nothing in this Agreement shall obligate Seller and its Affiliates to buy during the Term any specific amount of Products for purposes of the Humanitarian Program and Seller shall be obligated to purchase only those quantities of Products included in the 4 binding months of the rolling forecast then in effect.  Buyer shall be solely responsible for any failure to provide to Seller Products for purposes of the Humanitarian Program in accordance with Section 5.6.

5.2           Ordering Procedure.  Seller shall place each purchase order for the Products for purposes of the Humanitarian Program at least 90 days prior to the delivery date specified in each respective purchase order.  Each purchase order or any acknowledgement thereof may be made electronically, in writing or verbally and shall be governed by the terms of this Agreement and none of the provisions of such purchase order or acknowledgment shall be applicable except for those specifying quantity ordered, delivery dates, special shipping instructions and invoice information.  Each purchase order shall be deemed accepted upon receipt of such purchase order.  Inverness Japan shall use commercially reasonable efforts to ensure 90-day delivery of Products for purposes of the Humanitarian Program.

5.3           Forecasts.  Within 30 days following the Closing Date, Seller shall issue to Buyer a written forecast of its anticipated monthly requirements of Products for purposes of the Humanitarian Program during the following 12 months.  Thereafter, Seller shall provide to Buyer monthly a rolling 12 month forecast of requirements of Products for purposes of the Humanitarian Program.  The first 4 months of such forecast shall be binding on Seller and may not be cancelled or rescheduled without the prior written agreement of Buyer.  The remaining 8 months of such forecast shall be used by Buyer for planning purposes only and shall not be considered firm orders.

5.4           Reporting.  Within 30 days following the end of each calendar month during the Term, Seller shall deliver to Inverness Japan a report (the “Report”) showing the actual units of Products sold or donated for purposes of the Humanitarian Program for the prior calendar month.

5.5           Purchase Price.  During the Term, the purchase price of the Products sold by Seller for purposes of the Humanitarian Program shall be for an amount equal to the sum of (i) the **** Cost plus ****%, and (ii) ****% of the **** Cost of the Products included in the Report (which, for purposes of this subsection (ii), shall include the **** Costs of Reagents) (the “Purchase Price”).  For the avoidance of doubt, Seller and its Affiliates shall supply Reagents and other raw materials for the manufacture of Products for purposes of the Humanitarian Program at no cost. Promptly following the receipt of each Report, Inverness Japan shall prepare and submit an invoice to Seller for an amount equal to (1) the **** Cost plus ****%, and (2) ****% of the **** Cost of such Products included in the Report (which, for purposes of this subsection (2) shall include the **** Costs of Reagents).  Seller shall pay the amount so invoiced no later than 30 days after the date of such invoice; provided, however, that if Seller disagrees with the amounts set forth in such invoice, Seller shall send a written notice to Inverness Japan stating the specific reasons for its disagreement within 20 days of receiving such invoice.  If Seller makes such notification to Inverness Japan, Seller and Inverness Japan must attempt to reconcile their differences during 2 weeks and if they are unable to do so, then, Seller shall have the right, during normal business hours and at Seller’s expense, to have an independent certified public accountant selected by Seller and reasonably acceptable to Inverness Japan, audit any amounts calculated pursuant to this Section 5.5.  The decision of the independent certified public accountant with respect to the calculation of such amounts shall be final and binding on Inverness Japan and Seller.  If, based upon the decision of the independent certified public accountant, there has been an overstatement of the amount calculated and such difference is greater than 10% of the original amount, Inverness Japan shall reimburse Seller for all the fees of the audit conducted by the independent certified public accountant.  If Seller pays an amount invoiced by Inverness Japan pursuant to this Section 5.5 without notifying Inverness Japan of Seller’s disagreement of such amount, but later reasonably believes that the amount so invoiced and paid by Seller was overstated by more than 10%, Seller shall have the right, during normal business hours and at Seller’s expense, to have an independent certified public accountant selected by Seller and reasonably acceptable to Inverness Japan, audit such amount paid by Seller to Inverness Japan.  The decision of the independent certified public accountant with respect to the calculation of such amount shall be final and binding on Inverness Japan and Seller.  If the amount previously paid by Seller to Inverness Japan exceeds the amount determined by the independent certified public accountant, within 30 days of the decision of the independent certified public accountant, (i) Inverness Japan shall reimburse Seller the difference between the amount paid by Seller and the amount determined by the independent certified public accountant, and (ii) if such difference is greater than 10% of the amount previously paid

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by Seller, Inverness Japan shall reimburse Seller for all the fees of the audit conducted by the independent certified public accountant.  If the amount determined by the independent certified public accountant exceeds the amount previously paid by Seller to Inverness Japan, within 30 days of the decision of the independent certified public accountant, Seller shall pay to Inverness Japan the difference between the amount determined by the independent certified public accountant and the amount paid by Seller.  Failure to pay a disputed invoice shall not be deemed a breach of this Agreement by Seller and shall not relieve Inverness Japan from its commitment to continue to provide Products hereunder

5.6           Failure to Provide.  If, for any reason, conforming Products that were ordered by Seller for purposes of the Humanitarian Program hereunder are not provided in compliance with a purchase order and the forecasting process set forth in Sections 5.2 and 5.3 for a period of 14 consecutive days or longer, immediately thereafter, Inverness Japan and Seller shall meet to confer and develop a mutually acceptable remedial plan outlining the actions to be taken by Inverness Japan to provide the amount of conforming Products that were ordered by Seller for purposes of the Humanitarian Program.  If Seller and Inverness Japan fail to reach an agreement with respect to such remedial plan within 14 days, or if Inverness Japan fails to comply with such remedial plan within the timelines contemplated by such remedial plan, then Seller may elect either of the following:  (i) that either Inverness Japan (y) provides all quantities of the Products ordered by Seller in order for Seller to fulfill all orders of Seller’s customers or distributors prior to providing any Products ordered by any other customers or distributors or (z) obtains a substitute rapid, point of care diagnostic test with a comparable performance level to the Product from any supplier (which may include an Affiliate of Inverness Japan) selected by Inverness Japan and reasonably acceptable to Seller and provides such replacement product to Seller at the same cost paid by Inverness Japan to the supplier, or (ii) that Seller shall obtain a replacement product from one or more suppliers selected by Seller and Inverness Switzerland must grant a license under the Patents and the Know-How to Seller or its designee to make or have made the Products for purposes of the Humanitarian Program, if so requested by Seller, such license to expire, in the case of a license to Seller, upon Inverness Japan’s ability to supply Products in accordance with this Agreement and, in the case of a license to a designee of Seller, upon the later to occur of (a) expiration of the term of any agreement entered into with such designee, or (b) Inverness Japan’s ability to supply Products in accordance with this Agreement.

5.7           Right of First Negotiation and Right of First Refusal.  (a)  If at any time during the Term, Seller intends to distribute any Alternative Product or HIV Alternative Product for purposes of the Humanitarian Program within the Territory, Seller shall provide a Right of First Negotiation to Parent to manufacture such Alternative Product or HIV Alternative Product by sending a written notice to Parent not less than 18 months before Seller’s intended commencement of such project.  During the 3-month period following Parent’s receipt of such written notice, Seller and Parent shall negotiate in good faith regarding Parent’s manufacture of such Alternative Product or HIV Alternative Product (including the terms of a license with respect to any patents owned, held or licensed (with the right to sublicense) held by Seller or its Affiliates which are required for the manufacture of such Alternative Product or HIV Alternative Product, which such license shall be ****); provided, however, that Parent provides reasonable evidence to Seller of its ability to commence manufacturing such Alternative Product or HIV Alternative Product no later than 18 months after receipt of such notice at both a performance level and price comparable to any other potential third-party manufacturer.  In the event Parent and Seller reach a definitive agreement for the manufacture of such Alternative Product or HIV Alternative Product , within 6 months of Parent’s receipt of the foregoing notice, Parent shall obtain any license from third parties required to manufacture such Alternative Product or HIV Alternative Product.  Seller shall cooperate and assist Parent to obtain any license from any third party required for the manufacture of the Alternative Product or HIV Alternative Product.  If Parent and Seller fail to negotiate terms acceptable to both Parties for the manufacture of such Alternative Product or HIV Alternative Product within 3 months after Parent’s receipt of such written notice or Parent’s failure to obtain the third party license within such 6-month period, Seller shall be free to offer the manufacture of such Alternative Product or HIV Alternative Product to any potential third-party manufacturer; provided, however, that solely in the case of an HIV Alternative Product (but not in the case of an Alternative Product), Seller shall promptly pay to Parent the pro rata amount (up to a maximum of $2,500,000) of the net book value of the Line 2 Equipment (based on 5 year depreciation schedule, which such depreciation beginning when the first lot of Product is manufactured for any purposes) attributable to the manufacturing of Determine® HIV 1-2 for purposes of the Humanitarian Program of Seller and its Affiliates, provided further, such pro rata amount shall be calculated on the basis of a fraction, the numerator of which is the average daily hours that Line 2 Equipment was used for the manufacturing of Determine® HIV 1-2 for purposes of the Humanitarian Program during the entire period that Line 2 Equipment was commissioned and the denominator of which is the average daily hours that Line 2 Equipment was in use for the manufacturing of all Products (regardless whether or not such Products were for commercial purposes or for purposes of the Humanitarian Program) plus the average daily hours that Line 2 Equipment was idle during the entire period that Line 2 Equipment was commissioned, and provided further, that upon the receipt of such amount, Inverness Japan shall

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(i) decommission the Line 2 Equipment to the extent used, and only to the extent used, for the production of Determine® HIV 1-2 for purposes of the Humanitarian Program, and (ii) deliver prompt written notice to Seller or an Affiliate nominated by Seller, certified by the manager of the manufacturing facility or an officer responsible therefore, that affirms that the portion of the Line 2 Equipment capacity used for the production of Determine® HIV 1-2 for purposes of the Humanitarian Program shall no longer be utilized in the production of any products manufactured at the plant.  Parent shall (a) deliver to Seller, within 15 Business Days of the end of each calendar month a written statement that the capacity has been decommissioned to the extent used for Determine® HIV 1-2 for purposes of the Humanitarian Program, and (b) grant Seller the right to review the books and records of Parent with respect to the manufacturing output of the Line 2 Equipment to verify that such capacity has been decommissioned.  If, at any time following the decommission of Line 2 Equipment as described above, Parent desires to initiate production using the capacity of the Line 2 Equipment attributable to Determine® HIV 1-2 for purposes of the Humanitarian Program, whether or not such products will be sold to Seller or an Affiliate thereof, Seller and Inverness Japan shall negotiate in good faith to compensate Seller or its Affiliate, at the fair market value at the time, for the right of Inverness Japan to utilize capacity of the Line 2 Equipment attributable to Determine® HIV 1-2 for purposes of the Humanitarian Program.

(b)           If, at any time during the Term, Seller receives a written proposal from a third party to supply to Seller for purposes of the Humanitarian Program one or more products similar to the Products at a price per unit that, as of the date of such written proposal, is (i) ****% or more lower than the Adjusted Price per Unit and (ii) the Purchase Price exceeds the Adjusted Price per Unit, Seller shall provide a right of first refusal to Parent to match such price reduction by sending a written notice to Parent.  Within 45 days of Parent’s receipt of such written notice, Parent shall notify Seller if it wishes to match such improved terms and provide Seller with a binding offer corresponding thereto.  If Parent fails to respond to such notice from Seller within 45 days of Parent’s receipt thereof or declines to match such improved terms, then Seller shall be required to source no more than 50% of its requirements of the Products from Buyer during the first 18 months thereafter, and following such 18-month period, shall be free to source all of its requirements of the Products from any third-party supplier; provided, however, that, if the product in question which will be supplied by the third party in accordance with the provisions of this Section 5.7(b) is a product similar to Determine® HIV 1-2 for purposes of the Humanitarian Program, then Seller shall promptly pay to Parent the pro rata amount (up to a maximum of $2,500,000) of the net book value of the Line 2 Equipment (based on 5 year depreciation schedule, which such depreciation beginning when the first lot of Product is manufactured for

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any purposes) attributable to the manufacturing of Determine® HIV 1-2 for purposes of the Humanitarian Program of Seller and its Affiliates, provided further, such pro rata amount shall be calculated on the basis of a fraction, the numerator of which is the average daily hours that Line 2 Equipment was used for the manufacturing of Determine® HIV 1-2 for purposes of the Humanitarian Program during the entire period that Line 2 Equipment was commissioned and the denominator of which is the average daily hours that Line 2 Equipment was in use for the manufacturing of all Products (regardless whether or not such Products were for commercial purposes or for purposes of the Humanitarian Program) plus the average daily hours that Line 2 Equipment was idle during the entire period that Line 2 Equipment was commissioned, and provided further, that upon the receipt of such amount, Inverness Japan shall (i) decommission the Line 2 Equipment to the extent used, and only to the extent used, for the production of Determine® HIV 1-2 for purposes of the Humanitarian Program, and (ii) deliver prompt written notice to Seller or an Affiliate nominated by Seller, certified by the manager of the manufacturing facility or an officer responsible therefore, that affirms that the portion of the Line 2 Equipment capacity used for the production of Determine® HIV 1-2 for purposes of the Humanitarian Program shall no longer be utilized in the production of any products manufactured at the plant.  Parent shall (a) deliver to Seller, within 15 Business Days of the end of each calendar month a written statement that the capacity has been decommissioned to the extent used for Determine® HIV 1-2 for purposes of the Humanitarian Program, and (b) grant Seller the right to review the books and records of Parent with respect to the manufacturing output of the Line 2 Equipment to verify that such capacity has been decommissioned.  If, at any time following the decommission of Line 2 Equipment as described above, Parent desires to initiate production using the capacity of the Line 2 Equipment attributable to Determine® HIV 1-2 for purposes of the Humanitarian Program, whether or not such products will be sold to Seller or an Affiliate thereof, Seller and Inverness Japan shall negotiate in good faith to compensate Seller or its Affiliate, at the fair market value at the time, for the right of Inverness Japan to utilize capacity of the Line 2 Equipment attributable to Determine® HIV 1-2 for purposes of the Humanitarian Program.

(c)           If during the Term, Parent or any of its Affiliates manufactures anywhere in the world one or more immunoassay lateral flow products similar to the Products (but expressly excluding nucleic acid testing products), Seller shall notify Parent if it wishes to purchase from Parent or any of its Affiliates, for use only in connection with the Humanitarian Program, such similar products at a price equal to Parent’s **** cost plus ****% and its anticipated monthly requirements of such similar products during the following 12 months.  In the event that Seller so requests to purchase such products and Parent

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does not then have the necessary capacity to provide Seller with the amount of products that Seller projects pursuant to rolling 12 month forecasts, Parent and Seller shall enter into good faith negotiations in an effort to formulate a solution to the capacity needs to produce the volume of products requested by Seller.  Any such agreement shall be set forth in a subsequent supply agreement to be entered into between the Parties.

ARTICLE 6
REGULATORY COMPLIANCE AND MEDICAL COMPLAINTS

6.1           Representatives.  Within 30 days following the Closing Date, each of Abbott Japan and Inverness Japan shall appoint a person within their respective organizations whose responsibility shall be to facilitate an effective exchange of information and cooperation in connection with the activities of the Parties contemplated by this Agreement.

6.2           Regulatory Compliance.  During the Term, Abbott Japan shall be responsible for reporting any matters regarding the manufacture of the Products to any Regulatory Authorities in the Territory in accordance with Applicable Laws and for handling and responding to any such Regulatory Authority’s inspections of the Manufacturing Facility and Inverness Japan shall cooperate with and assist Abbott Japan to maintain the ISO certifications for the Products.  During the Term, Inverness Japan shall advise Abbott Japan without undue delay of any occurrences or information arising out of Inverness Japan’s activities that have or could reasonably be expected to have adverse regulatory compliance and all reporting consequences concerning the Products.  Inverness Japan shall provide to Abbott Japan all information requested by any Regulatory Authority in the Territory with respect to the Products.  To the extent practicable in view of the deadlines, Abbott Japan shall provide Inverness Japan with an opportunity to review and provide comments on all regulatory submissions or communications (including written responses to any Regulatory Authority’s questions regarding the manufacture of the Products).   Notwithstanding the foregoing, Abbott Japan shall determine the timing, manner and content of any submission to or any communication with any Regulatory Authority in the Territory.  Abbott Japan shall provide Inverness Japan with copies of all written communications between Abbott Japan and any Regulatory Authorities in the Territory and any adverse finding or communication, oral or written, by any such Regulatory Authorities in the Territory regarding the manufacture of the Products to the extent that it has access to such information.  If the Manufacturing Facility is inspected by any Regulatory Authority, Abbott Japan shall notify Inverness Japan without undue delay, but in any event within a period not to exceed 24 hours, of any written alleged violations or deficiencies relating to the Manufacturing Facility and the corrective action to be taken.  Inverness Japan shall as expeditiously as practicable use commercially reasonable efforts to take any such corrective action with respect to the Manufacturing Facility; provided, however, Abbott Japan shall be responsible for any reporting matters regarding the manufacture of the Products to any Regulatory Authorities in the Territory.

6.3           Quality Agreement.  Within 60 days following the Closing Date, the Parties shall mutually agree upon a quality agreement which appropriately addresses regulatory, operational and quality responsibilities, traceability of lots of Products, retention of samples and records, Product complaints, return of Products and other matters in a form substantially similar to Exhibit E hereto (the “Quality Agreement”).

6.4           Procedure for Adverse Information.  Each Party shall keep the other Party informed of information in or coming into its possession or control concerning side effects, injury, and incidents of severity thereof associated with commercial and clinical uses, studies, investigations or tests of each Product in the Territory, whether or not determined to be attributable to the Products.  Within 3 months of the Closing Date, the respective groups of Inverness Japan and Abbott Japan shall complete a mutually agreed upon process covering adverse event information exchange and event reporting relating to the Products.

6.5           Reagents.  (a)  Buyer hereby covenants that it and each of its Affiliates will not (a) transfer to the United States or sell within the United States any (i) Products or (ii) other goods that (1) contain or are derivate of cell lines subject to paragraph 4 of the Consent Decree or (2) contain any Reagents supplied by Seller and its Affiliates that have not been created within the United States or (3) contain the Reagent 84165 S Pan-1; Hollow Fiber Harvest (“Prohibited Goods”) and (b) will use best efforts to prevent its representatives, agents, successors and assigns from transferring Prohibited Goods to or selling Prohibited Goods in the United States (including by the immediate termination or expiration of sales to distributors to the extent necessary to comply herewith); provided, however, that solely in the case of Products or other goods that contain any Reagents supplied by Seller and its Affiliates that have been created within the United States (other than Reagent 84165 S Pan-1; Hollow Fiber Harvest) this covenant shall not prohibit the transfer to or sale of such Products or other goods if (A) the FDA has first provided confirmation reasonably satisfactory to Seller that transfer or sale in the United States is acceptable to the FDA or (B) the restrictions imposed upon Seller with respect to a particular Prohibited Good under the Consent Decree has expired, lapsed or otherwise terminated.  Buyer further acknowledges that because a breach, or failure to comply with, this Section 6.5(a) will cause irreparable injury to Seller for which there is no adequate remedy by Law and the exact amount of which will be difficult to ascertain, if Buyer, or any Affiliate, representative, agent successor or assign thereof, should in any way breach, or fail to comply with, the terms of this Section 6.5(a), Seller shall be immediately entitled to an injunction restraining such Person(s) from any such breach or failure, without the necessity of proving injury or damages or engaging in the alternative dispute resolution process set forth in the Asset Purchase Agreement.  Resort of any such remedy provided for by Law shall not preclude or bar the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the recover by Seller of monetary damages and compensation.

(b)           Buyer acknowledges and agrees that (i) those Reagents manufactured by Seller and its Affiliates outside of the United States are not manufactured in accordance with FDA standards and Seller and its Affiliates shall have no obligation to modify their manufacturing processes in order for them to comply with FDA standards, and (ii) Seller and its Affiliates have the right to move the manufacturing location of the Reagents without obtaining Buyer’s consent.  If Seller or its Affiliates move the manufacturing location of the Reagents, Seller and its Affiliates shall perform and provide to Buyer, at Buyer’s request, internal equivalency studies which evidence that such relocation does not impact the performance of the Products, which Buyer agrees and acknowledges shall be Seller and its Affiliates’ sole responsibility with respect to such relocation of the manufacturing of the Reagents.  Seller acknowledges and agrees that nothing in this Section 6.5 will limit Seller’s obligation to supply the Reagents under this Agreement.

6.6           Transfer Program.  Subject to the provisions of Section 7.9(d) of the Asset Purchase Agreement, Abbott Japan covenants and agrees that it shall use its commercially reasonable efforts to assist and cooperate with Inverness Japan to establish its own manufacturing line for the Product Line at a location other than the Manufacturing Facility prior to the termination of this Agreement in order to enable Inverness Japan to obtain the Manufacturing Site License to perform the entire manufacturing process for the Products upon the termination of this Agreement.  The Parties shall negotiate in good faith and agree on a transfer program for the transition of the manufacturing of the Product Line from the Manufacturing Facility to another location by no later than 1 year prior to the termination of this Agreement.

ARTICLE 7
PRODUCT ACTIONS

7.1           Product Actions.  If any Party’s or any governmental or court action relating to the Products in the Territory results in: (a) the recall, destruction or withholding from the market of any of the Products (“Recall”); or (b) the institution of a field correction of any Products by Inverness Japan with input from Abbott Japan (“Field Correction”), then Inverness Japan shall be responsible for, and shall bear all the costs and expenses of and associated with, such Recall or Field Correction (collectively “Product Action”) involving any of the Products distributed by Seller and its Affiliates (including Products distributed as part of the Humanitarian Program), except to the extent that such Product Action is the result of (a) any negligence or willful misconduct on the part of Seller and its Affiliates, or (b) any action of Seller or its Affiliates or its designee with respect to the storage, shipment or distribution of Products under the Humanitarian Program arising after such Products have been delivered by or on behalf of Inverness Japan, in which case such costs thereof shall be borne by Abbott Japan.  Inverness Japan shall use commercially reasonable efforts to provide Abbott Japan with information relevant to any Product Action in a timely manner and shall, to the extent permitted by Applicable Laws and Inverness Japan’s quality control and other manufacturing procedures, permit Abbott Japan to participate in the Product Action resolution process.

7.2           Administration of Product Actions.  Abbott Japan shall be responsible for maintaining a list of customers to be notified by Abbott Japan in the event of a Product Action relating to sales of Products during the Distribution Period, and shall effect the return of such Products from customers in accordance with all applicable Regulatory Authority’s communications and requests regarding any such Product Actions.

ARTICLE 8
PATENTS AND TRADEMARKS

8.1           Buyer Trademarks.  Inverness Switzerland hereby grants to Seller and its Affiliates a non-exclusive license to use the Buyer Trademarks in the Territory with respect to the Products Seller and its Affiliates distribute pursuant to the Asset Purchase Agreement, and for no other purpose.  Subject to applicable Law, the final decision on any use of Buyer Trademarks shall be made by Inverness Switzerland in its sole reasonable discretion.  Any use of a Buyer Trademark by Seller and its Affiliate shall conform to Inverness Switzerland’s guidelines and shall be subject to Inverness Switzerland’s review prior to use in accordance with this Section 8.1.  Inverness Switzerland shall notify Seller in writing with respect to the particular proposed use of the Buyer Trademark is approved.  All rights based on Seller’s or its Affiliates’ use of the Buyer Trademarks shall inure to the benefit of Inverness Switzerland.  Seller or its Affiliates shall immediately cease all use of the Buyer Trademarks upon the expiration or termination of this Agreement, except to the extent necessary to sell its remaining inventory of Products.  For the avoidance of doubt, nothing in this Agreement shall prevent Inverness Switzerland from licensing the Buyer Trademarks to any party which distributes any product not constituting a Product.

8.1.1        Ownership of and Restrictions on Uses of Buyer Trademarks.  Inverness Switzerland is the sole and exclusive owner of all right, title and interest in and to the Buyer Trademarks.  All Buyer Trademarks and the goodwill in the Buyer Trademarks are and shall remain the property of Inverness Switzerland.  Nothing contained in this Agreement shall be construed as an assignment to Seller or its Affiliates of any right, title or interests relating to the Buyer Trademarks, which rights are expressly reserved by Inverness Switzerland, except as expressly granted hereunder.  Seller and its Affiliates shall at all times before the expiration or termination of this Agreement: (a) not raise or cause to be raised in any part of the world any question concerning or any objection to the validity of any Buyer Trademark or Inverness Switzerland’s ownership of the Buyer Trademarks, nor directly or indirectly assist others to do so; or (b) not apply to register any Buyer Trademark for any goods or services in any part of the world unless requested to do so by Inverness Switzerland.

8.1.2        Additional Restrictions on Use of Buyer Trademarks.  During the Term, Seller and its Affiliates shall use reasonable commercial efforts to preserve the value and validity of the Buyer Trademarks.

8.2           Seller Trademarks.  Subject to the terms and conditions of the Trademark License Agreement, Abbott Japan hereby grants to Inverness Switzerland and its Affiliates the right to use the Product Licensed Marks (as such term is defined in the Trademark License Agreement) and the Inventory Packaging Materials (as such term is defined in the Trademark License Agreement) with respect to the Products to market, promote, distribute and sell the Products in the Territory during the Transition Period (as such term is defined in the Trademark License Agreement).

8.3           Patent Infringement Defense.  If any allegation or claim be made that the manufacture, importation, use, sale or offering for sale of the Products in the Territory infringes the Intellectual Property Rights of any third party, then the following Subsections 8.3.1 and 8.3.2 shall apply.

8.3.1        Notice.  The Party against whom such allegation or claim shall have been made shall notify the other Party and provide all necessary details relating thereto within 10 days after receipt of such allegation or claim.  Inverness Japan shall assume all responsibility and expense for defense of such claim.

8.3.2        Control of Defense.  If Abbott Japan or one of its Affiliates is named in the claim, Inverness Japan shall consult with Abbott Japan in all significant matters concerning the defense, including issues of strategy and settlement, and shall act in accordance with any reasonable requests of Abbott Japan or one of its Affiliates.  If Abbott Japan or its Affiliates are named in the claim, Abbott Japan, at its option, may join in such action with counsel and at its expense.  If Abbott Japan or its Affiliates are named in the claim, Inverness Japan shall not seek to settle or compromise such claim without the written consent of Abbott Japan.

8.4           Cooperation.  The Parties shall consult with each other and work together to resolve any allegation or claim of infringement made against either Party relating to the Products.

8.5           Covenant to Use Commercially Reasonable Efforts to Secure Rights.  In the event that either (a) any Reagent is claimed or held to infringe any intellectual property right of any Person, (b) any Reagent or the use thereof is claimed or held to constitute or involve a misappropriation of any trade secret of any Person and, in connection with the settlement of the applicable claim or as a result of the applicable judgment or finding, Seller obtains a license, a covenant not to sue or otherwise secures the right to make, use sell, offer for sale and/or import the applicable Reagent or (c) Seller otherwise concludes that it is reasonable or appropriate to acquire a license, a covenant not to sue or other right to make, use, sell, offer for sale and/or import the applicable Reagent and obtains such a license, covenant not to sue or other right, then, during the Term, Seller will exercise commercially reasonable efforts with the applicable licensor or Person to assist Buyer in obtaining for Buyer’s own behalf a license, a covenant not to sue or other means to secure the right of Buyer to make, use sell, offer for sale and/or import the applicable Reagent.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES

9.1           Product Representations and Warranties.  Inverness Japan represents and warrants that each of the Products delivered to Abbott Japan hereunder shall be:

(a)           manufactured in accordance with Applicable Laws, cGMPs, Product Specifications and any other applicable requirements of Regulatory Authorities;

(b)           free from defects in material and workmanship until the expiration of its shelf life  as indicated on the packaging (the “Warranty Period”); and

(c)           free and clear of any third party Encumbrance.

9.2           Product Replacement.  Inverness Japan shall replace the Products returned during the Warranty Period that fail to meet any warranty set forth in Section 9.1 (“Defective Products”).   This Section 9.2 sets forth Abbott Japan’s sole remedy, and Inverness Japan’s sole obligation, with respect to any breach of warranty in Section 9.1.  For the avoidance of doubt, the Parties agree that the provisions of this Section 9.2 shall not limit in any manner the right of Abbott Japan and its Affiliates and their respective officers, directors and employees to be indemnified by Buyer from any Claims pursuant to the provisions of Section 10.1 with respect to Products sold or donated by Seller and its Affiliates after the Closing Date (regardless of whether or not such sale or donation of the Products was made for the purposes of the Humanitarian Program or for commercial purposes).

9.3           General Representation and Warranties.  Each Party represents and warrants to the other Party as of the Effective Date that:

(a)           It is a corporation duly organized and validly existing under the laws of its state or country of incorporation;

(b)           It has the power and authority to execute and deliver this Agreement and to perform its obligations thereunder; and

(c)           The execution, delivery and performance by it of this Agreement and its compliance with the terms and provisions thereof does not and shall not conflict with or result in a breach of any other agreement or relationship.

9.4           Limitation of Representation and Warranties.  BUYER MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE PRODUCTS OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND THERE SHALL BE NO IMPLIED OR STATUTORY REPRESENTATIONS OR WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

ARTICLE 10
GENERAL INDEMNIFICATION

10.1         Inverness Japan’s Indemnification of Abbott Japan.  Parent and Inverness Japan shall indemnify, defend and hold harmless Abbott Japan and its Affiliates and their respective officers, directors and employees from and against any and all claims, causes of action, suits, proceedings, losses, damages, demands, fees, expenses, fines, penalties and costs (including reasonable attorney’s fees) (hereinafter, “Claims”) to the extent that such arise out of, are related to or in connection with: (a) products liability, Product Actions (except as expressly stated in Section 7.1) and government regulatory actions; (b) the breach of Inverness Japan’s warranties, representations and covenants set forth in Article 9; (c) the negligence or willful misconduct on the part of Inverness Japan’s employees, agents or representatives; or (d) the alleged infringement of third party Intellectual Property Rights by the Products.  Notwithstanding the foregoing, Parent and Inverness Japan shall not be obligated under this Agreement to indemnify any Person for any Excluded Liabilities, as such term is defined in the Asset Purchase Agreement.

10.2         Abbott Japan Indemnification of Inverness Japan.  Abbott Japan shall indemnify, defend and hold harmless Parent and Inverness Japan and its Affiliates and their officers, directors and employees from and against any and all Claims to the extent that such arise out of, are related to, or in connection with:  (a) the breach of Abbott Japan’s warranties, representations and covenants set forth in Article 9; (b) any breach of Section 8.1 above; (c) the Distribution Activities subject to Section 4.6(b) of the Asset Purchase Agreement; and (d) negligence or willful misconduct on the part of Abbott Japan’s employees, agents or representatives.

10.3         Indemnification Procedures.  Each Party’s obligation to indemnify the other Party shall be subject to the indemnified party (a) promptly notifying the other Party of any claim or potential claim covered by the indemnification provisions of this Article 10, including sufficient information to enable the indemnifying Party to assess the facts, (b) providing all reasonable assistance to the indemnifying Party in the defense of all such claims, and (c) not settling or compromising any such claim without the indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld or delayed.

10.4         Insurance.  Inverness Japan shall procure and maintain during the Term comprehensive general, products liability and errors and omissions liability insurance with an aggregate annual limit of at least $****.  Inverness Japan shall cause Abbott Japan to be named as an additional insured on such policies.  Inverness Japan shall provide Abbott Japan

**** REPRESENTS TEXT OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

with not less than 30 days’ prior written notice of any cancellation or modification of coverage under such policies.  During the Term, in no event shall Inverness Japan’s insurance coverage be less than $****.

10.5         Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL DAMAGES OR INDIRECT LOSS OF WHATEVER NATURE HEREUNDER (OTHER THAN FOR LOST PROFITS TO THE EXTENT THEY ARE DIRECT RATHER THAN CONSEQUENTIAL; PROVIDED; HOWEVER; THAT SUCH LIABILITY SHALL NOT EXCEED $****), UNLESS SUCH DAMAGE WAS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE BREACHING PARTY OR OTHERS FOR WHOM THAT PARTY IS RESPONSIBLE.

10.6         Sunset Provision.  The indemnity obligations of the Parties under this Article 10 shall survive the termination, expiration or completion of this Agreement for a period of 2 years.

ARTICLE 11
TERM AND TERMINATION

11.1         Term.  Subject to early termination as set forth in this Article 11, this Agreement shall commence on the Effective Date and shall continue until the end of the last day of the 30th month following the Effective Date (such period, the “Initial Term”).  This Agreement may be renewed at the sole election of Inverness Japan for up to 2 additional terms of 12 months each (each, an “Additional Term”), provided that Inverness Japan provides written notice of renewal to Abbott Japan at least 9 months prior to the expiration of the Initial Term or the prior Additional Term (together, the Initial Term and the Additional Term, the “Term”).

11.2         Early Termination.  Notwithstanding anything to the contrary in this Agreement, Inverness Japan may terminate this Agreement at any time, subject to a 6 month advance written notification to Abbott Japan.

11.3         Termination for Cause.  Either Party may terminate this Agreement for cause upon written notice to the other Party if the other Party:  (a) appoints a receiver, executes an assignment for the benefit of creditors or files or otherwise becomes subject to bankruptcy or insolvency proceedings; or (b) materially breaches this Agreement and fails to cure such breach within 60 days after receipt of written notice of breach from the non-breaching Party.

**** REPRESENTS TEXT OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.4         Accrued Obligations.  Termination, expiration, cancellation or abandonment of this Agreement through any means and for any reason shall not relieve the Parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of any of the provisions of this Agreement.

11.5         Additional Remedies for Breach.  Notwithstanding the terms and conditions of Section 11.3, neither Party shall be obligated to terminate this Agreement if the other Party materially breaches this Agreement.

ARTICLE 12
CONSEQUENCES OF TERMINATION

12.1         Confidential Information Return.  Within 60 days of the date of expiration or early termination by any Party in accordance with Article 11, each Party shall, except as otherwise provided in this Agreement, return or destroy (and certify to such destruction of), all Confidential Information of any other Party; provided, however, that the receiving Party may maintain one copy of the disclosing Party’s Confidential Information for archival purposes solely to confirm compliance with Section 13.5.

12.2         Transfer of Raw Materials and Products.  In the event of the termination or expiration of this Agreement, Abbott Japan shall sell to Inverness Japan the raw materials (including labels and package inserts), work-in-process and finished Products held by Abbott Japan at a price equal to the Material Cost Component of Inventory on-hand.

ARTICLE 13
MISCELLANEOUS

13.1         Guarantee of Performance.  Seller hereby unconditionally guarantees to Buyer the prompt and complete performance of any and all of the obligations of Abbott Japan under or related to this Agreement.  Parent hereby unconditionally guarantees to Seller the prompt and complete performance of any and all of the obligations of Inverness Japan under or related to this Agreement.  Each guaranty is an absolute, present and continuing guaranty of performance, and shall remain in full force and effect until the termination of this Agreement.

13.2         Force Majeure.  Neither Party shall be held in breach of this Agreement for failure to perform any of its obligations hereunder (except the payment of money) and the time required for performance shall be extended for a period equal to the period of such delay; provided, that such delay has been caused by or is a result of circumstances beyond the reasonable control of the Party so affected, including without limitation, any acts of God; acts of the public enemy; civil strife; wars declared or undeclared; actual acts of terrorism; embargoes; labor disputes, including strikes, lockouts, job actions or boycotts; fires; explosions; floods; and national shortages of material or energy. The Party so affected shall: (a) give prompt written notice to the other Party of the nature and date of commencement of the force majeure event and its expected duration; and (b) use commercially reasonable efforts to relieve the effect of such cause as rapidly as possible.

13.3         Relationship of the Parties.  The relationship of the Parties under this Agreement is that of independent contractors.  Nothing contained in this Agreement shall be construed so as to constitute the Parties as partners, joint venturers or agents of the other.  Neither Party or its Affiliates has any express or implied right or authority under this Agreement to assume or create any obligations or make any representations or warranties on behalf of or in the name of the other Party or its Affiliates.

13.4         Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights or obligations hereunder, may be assigned without the prior written consent of the other Party; provided, further, however, that (a) either Party may assign its rights and obligations under this Agreement to an Affiliate of such Party; and (b) may assign its rights and obligations in conjunction with the sale of substantially all of the assets related to this Agreement; further provided, if Inverness Japan and its Affiliates sell substantially all of its assets related to Products hereunder, Inverness Japan must assign its rights and obligations hereunder (and provide Abbott Japan with notice thereof) and, in such case, within 60 days of such notice, Abbott Japan may terminate this Agreement upon 30 days’ written notice. No assignment under this Section 13.4 shall relieve the Party to this Agreement from its obligations under this Agreement.

13.5         Public Disclosure; Confidentiality.  The public disclosure provisions set forth in Section 11.2 of the Asset Purchase Agreement and the confidentiality provisions set forth in Section 11.3 of the Asset Purchase Agreement are each incorporated herein by reference.

13.6         Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each Party and its successors and permitted assigns.

13.7         Entire Agreement.  This Agreement including the Schedules, which are incorporated herein by reference, together with the Asset Purchase Agreement, the Other Agreements and the Confidentiality Agreement executed by Seller and Parent and all documents delivered in connection therewith, set forth the entire understanding of the Parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto.

13.8         Compliance with Applicable Laws.  In performing this Agreement, each Party shall comply with all Applicable Laws and shall not be required to perform or omit to perform any act required or permitted under this Agreement if such performance or omission would violate the provisions of any Applicable Laws.

13.9         Governing Law.  This Agreement and the legal relations between the Parties hereunder shall be construed, interpreted and governed by the law of the State of Illinois, United States of America, without regard to its conflict of laws principles.

13.10       Dispute Resolution.  Any controversy or claim arising out of or relating to this Agreement, or the breach of thereof, but excluding any dispute relating to the validity or infringement of any Buyer patent or patent application, shall be resolved through the binding alternate dispute resolution procedure described in Exhibit K of the Asset Purchase Agreement. Notwithstanding the foregoing, either Party may seek interim injunctive relief for alleged breaches of confidentiality pursuant to Section 12.1 from any court of competent jurisdiction.

13.11       Notices.  All communications, notices and consents provided for herein shall be in writing and be given in person or by means of telex, facsimile or other means of wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type), by overnight courier or by mail, and shall become effective: (a) on delivery if given in person; (b) on the date of transmission if sent by telex, facsimile or other means of wire transmission; (c) 1 Business Day after delivery to the overnight service; or (d) 4 Business Days after being deposited in the United States mails, with proper postage and documentation, for first-class registered or certified mail, prepaid.

Notices shall be addressed as follows:

If to any Buyer entity, to:

Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453
Attention: General Counsel
Facsimile Number:  (781) 647-3939

with copies (which shall not constitute notice) to:

Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Attention:  Scott F. Duggan
Facsimile Number:  (617) 523-1231

If to Abbott Japan, to:

Abbott Laboratories
100 Abbott Park Road
Building AP6C, Department 0392
Abbott Park, Illinois 60064-6020
Attn:  President, Abbott Diagnostics Division
Facsimile Number: (847) 938-6277

with copies (which shall not constitute notice) to:

Abbott Laboratories
100 Abbott Park Road
Building AP6D, Department 322
Abbott Park, Illinois 60064-6020
Attn:  Divisional Vice President, International Legal Operations
Facsimile Number: (847) 938-1342

provided, however, that if any Party shall have designated a different address by notice to the others, then to the last address so designated.

13.12       Severability.  If any provision of this Agreement for any reason shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

13.13       Interpretation.  When a reference is made in this Agreement to Sections or Schedules, such references shall be to a Section or Schedule to this Agreement unless otherwise indicated.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  Any table of contents and headings contained in this Agreement have been inserted for convenience of reference only and shall not be relied upon in construing this Agreement.  Use of any gender herein to refer to any Person shall be deemed to comprehend masculine, feminine and neuter unless the context clearly requires otherwise.  Use of the singular includes the plural vice versa, unless the content clearly indicates otherwise.

13.14       Waiver or Modification of Agreement.  No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both Parties.  Failure by either Party to enforce any of its rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

13.15       Survival.  Expiration or early termination of this Agreement shall not relieve either Party of its obligations incurred prior to such expiration or early termination.  The following provisions shall survive expiration or early termination of this Agreement: Article 3, Section 6.4, Article 7, Section 8.1, Section 8.2, Section 9.1, Section 9.2, Section 9.4, Section 10.1, Section 10.2, Section 10.3, Section 10.5, Section 11.4, Article 12; Section 13.7; Section 13.9, Section 13.10, Section 13.11; Section 13.12 and this Section 13.15.

13.16       Counterparts.  This Agreement may be executed in any number of original counterparts, each of which shall be deemed an original, but both of which together shall constitute on and the same instrument.

13.17       Mutual Drafting.  This Agreement is the joint product of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and their respective legal counsel and advisers and any rule of construction that a document shall be interpreted or construed against the drafting Party shall not be applicable.

13.18       Expenses.  Except as otherwise expressly provided herein, each Party shall bear its own expenses with respect to the transactions contemplated by this Agreement.

13.19       No Third Party Beneficiaries.  This Agreement is solely for the benefit of the Parties and, to the extent set forth herein, their respective Affiliates and the other Indemnified Parties and no provision of this Agreement shall be deemed to otherwise confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

13.20       Conflicts.  In the case of a conflict between the provisions of this Agreement and the provisions of the Quality Agreement, the provisions of this Agreement shall prevail.

13.21       Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized officer on the date below written.

INVERNESS MEDICAL INNOVATIONS, INC.

By:	/s/ Paul T. Hempel
Name:	Paul T. Hempel
Title:	Secretary and General Counsel

INVERNESS MEDICAL JAPAN, LTD.

By:	/s/ Paul T. Hempel
Name:	Paul T. Hempel
Title:	Representative Director

INVERNESS MEDICAL SWITZERLAND GmbH

By:	/s/ Paul T. Hempel
Name:	Paul T. Hempel
Title:	Geschaeftsfuehrer

ABBOTT JAPAN CO., LTD.

By:	/s/ Isao Ikeda
Name:	Isao Ikeda
Title:	Representative Director and Chairman of
the Board and President

ABBOTT LABORATORIES

By:	/s/ Sean Murphy
Name:	Sean Murphy
Title:	Vice President, Global Licensing/New
Business Development

Exhibit A

Activities of Buyer

Manufacturing personnel

Finishing Equipment

Product Manufacturing

mQA

Supervisory personnel

Payroll and Employee Benefits

HR related matters

Communication of Product Changes (to Abbott Japan to communicate to regulatory body since we hold the product license).

Intellectual Property

Clinical Programs

New product development

Ongoing Post-Market Surveillance

Communication with Regulatory Authorities on New Product Development

IQA for incoming materials

2

Exhibit B

Manufacturing Support Services

Water/HVAC Services

Other Building Services (Cafeteria, Parking, Rest Rooms, Maintenance/Housekeeping, Easements)

Environmental Safety and Health

Security

Medical/Nursing Services

Emergency Control Force

Manufacturing floorspace, including  Staging/Quarantine areas

Warehouse floorspace

Manufacturing Site License

Information Technology system related to costs accounting and quality

Solutions Prep Equipment

3

Exhibit C

Transition Services

1. During the entire Term

Glassware Service

Regulatory Support

Cost Accounting Personnel – Matsudo

Processing of Purchase Orders

Receiving

Warehousing

Inventory control (cycle counting, disposing, etc.)

2. During the first 6 months of the Term

Planning

Manufacturing Support Personnel

4

Exhibit D

Standard Labor and Overhead Cost and Standard Material Cost

		Material	Labor	Overhead	Total Labor & Overhead	Total Cost

7D2312	DETERMINE HIV-1/2 20TEST/KIT	****	****	****	****	****
7D2313	DETERMINE HIV-1/2 100TEST/KIT	****	****	****	****	****
7D2318	DETERMINE HIV-CHA 100TEST/KIT	****	****	****	****	****
7D2323	Dainascreen HIV-1/2 100TEST/KIT	****	****	****	****	****
7D2326	DETERMINE HIV-1/2 CE 20T/KIT	****	****	****	****	****
7D2327	DETERMINE HIV-1/2 CE 100T/KIT	****	****	****	****	****

7D2513	DETERMINE HBSAG 100TEST/KIT	****	****	****	****	****
7D2523	Dainascreen HBSAG 2 100TEST/KIT	****	****	****	****	****

7D2413	DETERMINE SYPHILIS 100TEST/KIT	****	****	****	****	****
7D2423	Dainascreen TPAB100TEST/KIT	****	****	****	****	****

7D2211	CHASE BUFFER 100TEST/KIT	****	****	****	****	****

7D2291	Dainascreen TPAB Diluent 15ML/KIT	****	****	****	****	****

1B7501	Dainascreen HEMO 100TEST/KIT	****	****	****	****	****
1B7502	Dainascreen HEMO 1000TEST/KIT	****	****	****	****	****

**** REPRESENTS TEXT OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED MATERIAL HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

5

1B7401	Dainascreen AUSAB 96TEST/KIT	****	****	****	****	****

1B7450	Dainascreen Ausab Diluent 15ML/KIT	****	****	****	****	****
007D22-021	DETERMINE CAP TUB	****	****	****	****	****
007D22-031	DETERMINE LANCETS	****	****	****	****	****
007D22-051	DETERMINE PIPETTE	****	****	****	****	****
007D22-061	DETERMINE PIPET T	****	****	****	****	****
001B73070	SPX U-PLATE 10	****	****	****	****	****
001B73071	SPX U-PLATE 100	****	****	****	****	****
001B74030	SPX AUSAB DROPPER	****	****	****	****	****
001B75051	SAMPLING BOTTLE 100T	****	****	****	****	****
001B75052	SAMPLING BOTTLE 1000T	****	****	****	****	****
001B75053	SAMPLE BOTTLE ID1	****	****	****	****	****
001B75054	SAMPLE BOTTLE ID2	****	****	****	****	****
001B75055	SAMPLING BOTTLE 1000T Y	****	****	****	****	****
001B75059	SPX FOBT SMPL SHEET (1)	****	****	****	****	****
001B75060	SPX FOBT SMPL SHEET (2)	****	****	****	****	****

**** REPRESENTS TEXT OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED MATERIAL HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

6

Exhibit E

Quality Agreement

See attached

7

Abbott Diagnostics Division (ADD)	Operating Procedure

Document No:	DFP06.OEM001	Issue Date:	18 Feb 2004	Supersedes Date:	01 Aug 2003
Effective Date:	01 Apr 2004	Edition No:	002
Name:	OEM QUALITY AGREEMENT TEMPLATE

OEM Quality Agreements

Purpose

A Quality Agreement defines the roles and responsibilities between a supplier and Abbott Laboratories in addressing the Quality Assurance requirements for the outsourced activity.

This document describes Original Equipment Manufacturer (OEM) Quality Agreements, which are Division Function Procedures (DFPs) that document agreement between Abbott Diagnostics Division (ADD) and a specified OEM, in order to

•      delineate quality responsibilities

•      assure product meets ADD specifications, and

•      assure product meets applicable government regulations and standards.

This document provides a template for OEM Quality Agreements.  As appropriate, the responsible parties

•      extract the template portion of this DFP

•      populate it with the required information, and

•      rename it per specifications below.

Requirements

All OEM suppliers shall have a Quality Agreement with Abbott Laboratories.

Exceptions:  Excluded, but optional, are

•      distributors

•      suppliers of services that support manufacturing activities, and

•      suppliers of products included as part of the final/finished Abbott product, such as

•         raw materials

•         commodities

•         components, or

•         off-the-shelf products.

# - Indicates latest revision

Production

1

Implementation Plan #

A divisional plan, approved by Quality Assurance, will address the implementation of quality agreements for existing OEM suppliers.

Scope #

This document applies to OEM Quality Agreements only.

It applies to all ADD sites and Division functions with OEM suppliers.

Security caveat

This DFP may be shared with the OEM, or potential OEM, with whom the Quality Agreement is being written.  Information in a draft or completed OEM Quality Agreement is confidential and may only be shared with the specific OEM company.

Responsibility

ADD Division Quality Assurance is the owner of this document (DFP06.OEM001).  Other functional areas required to be trained on this document, at a minimum, include:

•      Supplier Quality/Purchased Materials Quality Assurance (PMQA)

•      Product Quality Assurance (PQA)

•      Research and Development Quality Assurance (R&D QA), and

•      Original Equipment Manufacturer (OEM) Operations.

Completed OEM Quality Agreement documents, DFP06.OEM002 and higher, are owned by the functional group or individual who compiles the Agreement in conjunction with the OEM.

Supporting documents #

The following documents support this procedure.

•      CRQS Policy A4-01  Quality Assurance Program for Contract Manufacturers and Packagers

•      DFP05.002  Creating and Revising a Division QSM; Policy; Process; or OP

•      Form 04055  OEM Evaluation Checklist

•      Q06  Purchasing Policy

•      Q06.01  Supplier Evaluation Process

•      Q06.03  Original Equipment Manufacturer (OEM) Contract Review

•      Q06.04  Process for Commercializing Products Manufactured for or Distributed by Abbott Diagnostics Division

•      Q06.04.001  OEM and Distribution Product Project Plan Procedure

2

Content #

The table below lists the topics in this document.

Topic	See Page
OEM Quality Agreements	1
OEM Quality Agreements Template	6

General Ownership Items #

Below is a list of General Ownership Items to be addressed, where applicable, in the OEM-specific DFP.  If an item is not applicable, the section should appear in the Agreement identified as “not applicable.”

Number	Ownership Items - General
1	Quality Systems/GMP Attestation
2	Auditing and Monitoring
3	Third Party Inspection Notification
4	Product Requirements/ Specifications
5	Software detailed design specifications
6	Design History File (DHF)
7	Design Control/ Design Control Changes
8	Verification and Validation
9	Submission
10	Regulatory issues for countries in which product is distributed
11	Lot Number Assignment
12	Device History Record (DHR) - includes record retention requirements
13	Device Master Record (DMR) - includes record retention requirements
14	Labeling (content, claims, translations, specifications, packaging, printing, inspection, etc. Includes promotional material)
15	Process and Material Control – Manufacturing Changes
16	Final product release, in-process, and raw material testing
17	Notification of nonconforming final product
18	Stability
19	Sample Retention
20	Storage and distribution
21	Shipping
22	Warranty
23	Customer certificate
24	Disposition of returned goods
25	Training
26	Adverse Experiences (Medical Device Reporting), Customer Support and Complaints
27	Customer Interventions- recalls
28	Other

3

In Vitro Diagnostic Directive #

Below is a listing of Ownership Items specific to the In Vitro Diagnostic Directive (IVDD) to be addressed, where applicable, in the OEM-specific DFP.  If an item, or this section, is not applicable, it should appear in the Agreement identified as “not applicable.”

Number	Ownership Items - IVDD
1	IVDD Certification
2	Labeling and language requirements per IVDD
3	Technical Files
4	Declaration of Conformity
5	Risk Analysis
6	Essential Requirements
7	Management of Notified Body review and approval
8	Legal Manufacturer Defined
9	Other

4

Changes and Approvals

Initial approval and changes to OEM Quality Agreements require approval of both companies.

Abbott and OEM approval consists of, minimally

•      ADD Quality Assurance and Regulatory Affairs management, and

•      authorized OEM management representative(s).

It is recommended that a Quality Assurance representative review completed OEM Quality Agreements annually; however, the document may be updated as frequently as is necessary to make certain that appropriate communication is maintained.  In all cases, the time between consecutive reviews shall not exceed 3 years.

Changes to Appendix I of the completed Quality Agreement require Document Owner approval only.

Completed OEM Quality Agreements may change for reasons such as:

•      Required Periodic Review by the Document Owner

•      New Requirements, as expressed in amendments to the ADD master OEM Quality Agreement DFP (DFP06.OEM001)

•      Contractual Changes / Renewals

•      Product Realization Milestones (such as Product Launch)

•      Third Party or ADD Quality Audits

•      Quality History

•      Management Review

•      Product Change Control

•      Submission Updates

•      Project Plans (see Q06.04.001)

Note: Changes to items in this template could require changes to Appendix I of Process Q06.03.

Template

The remainder of this document is the required template for OEM Quality Agreements.

Completed OEM Quality Agreements should be formatted in accordance with DFP05.002.

Important:  The DFP06.OEM002 through DFP06.OEM199 series of documents are sequentially reserved for completed OEM Quality Agreements.

5

OEM Quality Agreements Template

Executive Summary

[Input Executive Summary here. It serves as a high level overview of the ADD-OEM partnership. The typical source of this information is from the company press releases and/or the OEM Project Plan.]

OEM Approval Signature  #  name/title/date

Authorized signature below indicates Approval of the [enter OEM name here] Quality Agreement.

6

The recommended Purpose section is listed below:

Purpose #

A Quality Agreement is a document that defines the roles and responsibilities between a supplier and Abbott Laboratories in addressing the Quality Assurance requirements for the outsourced activity.

This document is the Original Equipment Manufacturer (OEM) Quality Agreement between Abbott Diagnostics Division (ADD) and [enter OEM name here].  It serves to

•      delineate quality responsibilities

•      assure product meets ADD specifications, and

•      assure product meets applicable government regulations and standards.

Information in a draft or completed OEM Quality Agreement is confidential and may only be shared with [enter OEM name here].

Caution: This document

•      is not a restatement nor a compilation of all of the applicable regulations, global expectations and requirements; but is a listing of the responsibility for key specific quality requirements outlined in the agreement between the two companies.

•      does not modify, amend, or thereby affect the terms and conditions set forth in the approved contract.

The recommended Scope section is listed below:

Scope

The scope of this document is only for  [enter OEM name here] products under contractual agreement with Abbott.

7

The required Responsibility section is listed below:

Responsibility #

The owner of this document is [fill in appropriate Abbott functional group or individual who compiles this agreement].

The required Supporting documents section is listed below:

Supporting documents  #

The following documents support this procedure.

[list the supporting documents (using bullet text) for the OEM-specific quality agreement or “not applicable”, as appropriate.]

The required Content section is listed below:

Content  #

The table below lists the topics in this document. [* fill in page numbers from OEM-specific DFP quality agreement]

Topic	See Page
Changes and Approval	*
Quality Agreement Overview	*
Ownership Items - General	*
Ownership Items - In Vitro Diagnostic Directive (IVDD)	*
Definitions	*
Appendix I: Key Contacts Matrix	*

[Note:  An actual quality agreement document will begin with an “Overview” (Infomapping “map title”), which will contain the following sections (Infomapping “block titles”):

•      Executive Summary

•      OEM Approval Signature

•      Purpose

•      Scope

•      Responsibility

•      Supporting documents

•      Content

•      General

•      In Vitro Diagnostic Directive

Do not repeat this Note in the OEM-specific DFP quality agreement.]

8

General #

Below is a list of General Ownership Items to be addressed within the agreement.

Number	Ownership Items - General
1	Quality Systems/GMP Attestation
2	Auditing and Monitoring
3	Third Party Inspection Notification
4	Product Requirements/ Specifications
5	Software detailed design specifications
6	Design History File (DHF)
7	Design Control/ Design Control Changes
8	Verification and Validation
9	Submission
10	Regulatory issues for countries in which product is distributed
11	Lot Number Assignment
12	Device History Record (DHR) - includes record retention requirements
13	Device Master Record (DMR) - includes record retention requirements
14	Labeling (content, claims, translations, specifications, packaging, printing, inspection, etc. Includes promotional material)
15	Process and Material Control – Manufacturing Changes
16	Final product release, in-process, and raw material testing
17	Notification of nonconforming final product
18	Stability
19	Sample Retention
20	Storage and distribution
21	Shipping
22	Warranty
23	Customer certificate
24	Disposition of returned goods
25	Training
26	Adverse Experiences (Medical Device Reporting), Customer Support and Complaints
27	Customer Interventions- recalls
28	Other

9

In Vitro Diagnostic Directive #

Below is a list of Ownership Items specific to the In Vitro Diagnostic Directive (IVDD) to be addressed within the agreement.

Number	Ownership Items - IVDD
1	IVDD Certification
2	Labeling and language requirements per IVDD
3	Technical Files
4	Declaration of Conformity
5	Risk Analysis
6	Essential Requirements
7	Management of Notified Body review and approval
8	Legal Manufacturer Defined
9	Other

10

The required Changes and Approval section is listed below:

Changes and Approval  #

Initial approval and changes to OEM Quality Agreements require approval of both companies.

Abbott and OEM approval consists of, minimally

•      ADD Quality Assurance and Regulatory Affairs management, and

•      authorized OEM management representative(s).

Note:  Abbott approval is electronic.

11

The required Quality Agreement Overview section is listed below:

Agreement Type  #

[Briefly describe the the agreement type and overview.  The typical source of this information is the contract and/or the OEM Project Plan.

Topics for consideration include:

•       Category of agreement.  Examples include:

•         distribution-only

•         contract manufacturing

•         co-development

•       Primary complaint handling responsibility.

•       Legal manufacturer and primary company name on the product(s).]

12

The required Ownership Items - General section is listed below:

#

The following paragraphs identify the owner of specific tasks, and provide a brief explanation of the responsibility.

Quality Systems/GMP Attestation

[Describe which company shall be designated the FDA Approved Facility.  Manufacturing shall be conducted in accordance with all applicable laws, rules, regulations and regulatory approvals including Quality System Regulations (QSR), utilizing a quality control program consistent with the QSR and other governing laws or regulations, such as ISO-9001.

The owner of the Approved Facility must notify the other company of any plans to relocate the Approved Facility at least 60 days prior to relocation.  This notification is to be followed with a confirming document issued on the date of relocation.  Relocation may be grounds for re-qualifying the OEM supplier.]

Auditing and Monitoring

[Describe:

•      whether [enter OEM name here]shall obtain “Approved”, or other ADD supplier status rating (Certified, Conditional, Restricted, Inactive, or Disapproved).

•      if it is specified that Abbott shall accept only product which was manufactured at a facility that has passed an Abbott Supplier Quality audit.

•      if Abbott shall be entitled to perform an annual audit or additional audits due to facility relocation, compliance follow-up, or FDA request.  Explain that prior written notice is required and that audits are performed during normal business hours.

•      if [enter OEM name here] can audit Abbott facilities and define the scope.]

Third Party Inspection Notification and Sharing of Findings

[Describe:

•      if [enter OEM name here]must notify Abbott of any action by the FDA in regard to the products or facilities covered in the agreement.

•      if [enter OEM name here] is audited or inspected by some specified third party such as FDA or ISO, does Abbott want [enter OEM name here] to

•            send a copy of the audit report/findings?

•            notify Abbott if the audit/inspection causes follow-on actions?

•            notify Abbott when such audits or inspections are taking place?]

13

Product Requirements/ Specifications

[Describe which company has responsibility.

Additional topics for consideration:

•      Product, testing, and manufacturing specification development

•      Document issuance, distribution, approval, and retention

•      Change control, including communication between companies]

Software detailed design specifications (if applicable)

[Describe which company has responsibility.

Additional topics for consideration:

•      Specification development and validation

•      Document issuance, distribution, approval, and retention

•      Change control, including communication between companies]

Design History File (DHF)

[Describe which company has responsibility.

Additional topics for consideration:

•      Product, testing, and manufacturing specification development

•      Document issuance, distribution, approval, and retention

•      Change control, including communication between companies]

Design Control/ Design Control Changes

[Describe which company has responsibility.

If OEM, describe whether [enter OEM name here] shall notify Abbott of changes as described in the Process and Material Control-Manufacturing Changes section.

Additional topics for consideration:

•      Product, testing, and manufacturing specification development

•      Document issuance, distribution, approval, and retention

•      Change control, including communication between companies]

14

Verification and Validation

[Describe which company has responsibility for:

•      creating the Validation Master Plan

•      determining how it is to be approved, and

•      deciding where copies of it are to be retained.

Additional topics for consideration:

•      Process, product, software, environmental monitoring, equipment, facility, and test method

•      Change control, including communication between companies]

Submission

[Describe which company has responsibility and ownership of any licenses, clearances, patents, and registrations.  Identify the company responsible for any required filings (and fees) for licenses, clearances, patents, and registrations.

Note:  It may be appropriate to reference the contract and use this paragraph for any explicit clarifications.

Additional topics for consideration:

•      Deficiency letters and responses

•      Periodic reviews and reports]

Regulatory issues for countries in which product is distributed #

[Describe which company has responsibility to comply with regulatory requirements of destination countries.]

Additional topic for consideration:

•      If product is currently licensed in Canada or will be licensed in Canada, describe which company is the legal manufacturer.

15

Lot Number Assignment

[Describe which company has responsibility.

Additional topics for consideration:

•      Issuance, distribution, and approval

•      Product list number, lot number, and expiration date format

•      Retention of on-line retrieval and traceability capability (e.g. how long is it kept, where is it kept, turn-around time to retrieve data)

•       What happens to lot number assignment data when it “ages” off the supplier’s management information systems]

Device History Record (DHR)

[Describe which company has responsibility.

Additional topics for consideration:

•      Content

•      Suitability of electronic records - if electronic refer to applicable electronic recordkeeping requirements

•      Review, approval, retention]

Device Master Record (DMR)

[Describe which company has responsibility for the compilation of records containing the procedures and specifications for a finished device.]

16

Labeling

[Labeling includes content, claims, translations, specifications, printing, inspection, etc. (including promotional material).

Describe:

•      if the outside packaging labeling will have [enter OEM name here] trade dress with “Distributed by Abbott” or other labeling.

•      if the outside labeling is to include regulatory compliance labels, such as CE mark or Nationally Recognized Test Laboratory (NRTL) designations.

•      on-the-device label requirements. (per applicable FDA and other regulations)

•      approval and retention process of all labeling.

•      the process for promotional material review and approval.

•      that Abbott must approve any and all label changes if the label responsibility is shared.

•       whether Abbott ADD Labeling Control functional expertise will be utilized on behalf of the OEM supplier.]

17

Process and Material Control – Manufacturing Changes  #

[Enter OEM name here] shall notify Abbott, in advance, of any changes in its manufacturing process which could potentially affect the safety or efficacy, or materially affect the fit, form or function of the products. This includes any changes that affect

•      written quality plans for production

•      written quality procedures, as well as

•      changes outside the validated level or procedure in manufacturing

•         procedures

•         component, part, or raw material suppliers

•         manufacturing sites, or

•         batch sizes.

Upon the request of Abbott, [enter OEM name here] shall provide to Abbott, representative samples of changed products in reasonable quantities to analyze in advance.

[Identify the functional group at Abbott to notify for planned changes.  [Enter appropriate Abbott department/area.]  The change notification and any applicable data will be stored by [enter appropriate Abbott department/area.]

Important:  In addition to change notification, when the OEM is a contract manufacturer for Abbott, the following may apply:

[Enter OEM name here] shall obtain a quality approval from [enter appropriate Abbott quality department/area here] when

•      a correction involving rework of critical components or finished kits was used to ensure conformity of the material/ product, or

•      a status of accept-for-use (or similar use-as-is status) is assigned for nonconforming deviating material/ product.

Additional topics for consideration:

•      Reworking

•      Batch adjustments

•      Calibration monitoring and preventive maintenance

•      Supplier evaluation

•      Environmental monitoring and results]

18

Final product release, in-process, and raw material testing  #

[Describe which company performs which type of testing in accordance with its quality control program.]  Test data and/ or performance specifications must exist in order to make an independent determination that products are safe and effective for their intended use.

Shipment of products from [enter OEM name here] to Abbott shall be accompanied by a certificate of analysis or compliance from [enter OEM name here] Quality Assurance department, indicating the final release values, acceptance ranges, and that the products have passed all the quality control parameters developed by [enter OEM name here].

[Enter OEM name here] will inform Abbott Product Quality when new lots of the OEM product is significantly different from the previous lot sent to the customer.  Abbott Product Quality determines if the new lot is different to the extent that customers may have to recalibrate and/or re-establish assay control ranges and/ or change patient ranges.  Abbott Product Quality reserves the right to communicate this significant lot-to-lot difference to the customer.

[Additional topics for consideration:

•      Use of currrent specifications

•      Sampling plans

•      Use of current test methods

•      Laboratory reference standards (assay standardization)

•      Out of specification procedures

•      Test records and document retention]

Notification of nonconforming final product

[Describe the process for product nonconformance notification in the following manner:]

1.     [Enter OEM name here] shall notify Abbott of any material design or manufacturing problems.

2.     [Enter OEM name here] shall notify Abbott as soon as practicable and no later than X business days after the discovery of any batch failure that could result in [enter OEM name here] inability to meet Abbott’s requested delivery dates.

3.     [Enter OEM name here] shall notify Abbott as soon as practicable and no later than X business days after the discovery of any failure of a released batch of products distributed to Abbott.

19

Important:

•      The functional group at Abbott to notify is the [enter appropriate Abbott department].

•      The change notification and any applicable data will be stored by the [enter appropriate Abbott department/area].

Stability

[Describe:

•      the expected shelf life as “at least _XX__ months from the date of shipment”.

•      which company will have responsibility for performing additional real time stability studies on production lots, and

•      who has responsibility for conducting “on-market” stability testing yearly on production lots following Standard Operating Procedures (SOPs) for on-market stability.

Additional topics for consideration:

•      Stability procedure, protocol, and specifications

•      Stability trend analysis

•      Out of specification procedures]

Sample retention

[Describe:

•      which company shall retain a sufficient quantity of each batch of the products to allow investigation of complaints and confirmation of product shelf life.

•      which company shall maintain file samples of each batch of product in a suitable storage facility beyond expiration date or as may be required by law, regulation, or rule.

•      the amount of time that samples must be retained.]

Storage and distribution

[Describe:

•      which company has the responsibility for establishing storage and shipping conditions.

•      if storage and distribution of kits shall be shared by both companies.

•       if the supplier may “drop ship” product or replacement parts directly to a final customer or to downstream product distributors.

Example:  An example of a distribution-only agreement would state: “For purposes of the agreement, [enter OEM name here] will distribute product to Abbott while Abbott will distribute product to customers.”

Additional topic for consideration:  Packaging instructions]

20

Shipping

[Describe who has responsibility for making sure that the products are suitably packed for shipment in standard containers.]

Warranty

[Describe or reference the warranty statement found in the signed contract].

Customer certificate

[Describe which company shall provide all certificates for products.]

Disposition of returned goods

[Describe the terms and conditions for returning nonconforming product.

Example:  If inspection results confirm that the products do not conform with the warranty, and the nonconformance did not arise from misuse, mishandling, improper storage, neglect, modification or unusual chemical or physical stress after delivery to the carrier, Abbott shall return the products to [enter OEM name here at] [enter OEM name here] expense.

Additional topics for consideration:

•      Returned goods procedure

•      Inspection, redressing, and restocking

•      Destruction

•      Evaluation and assessment for potential complaints or CAPA

•      Requirements for trending and for notification of trend results

•       What to do if the returned good may have been involved in an adverse event, such as MDR, customer complaint, or recall]

Training

[Describe the responsibilities for training internal personnel as well as customers.

Additional topic for consideration:

•      Promotional material]

21

Adverse Experiences (Medical Device Reporting), Customer Support and Complaints  #

[Describe:

•      how any adverse experience information obtained by either company shall be communicated and reported.

•      which functional group at Abbott is appropriate to notify.

•      in detail, the overall process of customer complaint handling.

Important:  Include which company’s toll-free number is the primary complaint handling number.

•      who is responsible for which types of complaints.

•      which company deals directly with customers or FDA over which types of complaints.

•      who has the responsibilities for

•         complaint files.

•         complaint investigation and closure using structured problem solving techniques to obtain root cause.

•         regulatory agency reporting.

•         tracking and trending.

•      whether the OEM shall provide Abbott reasonable access to customer complaint evaluations for the products in the agreement.

Additional topic for consideration:

•      Based on the distribution plan, are there other standards that need to be referenced, such as:

•            EU Vigilance

•            Standards of Japan

•            Standards of Canada

•            Other Standards]

22

Customer Interventions- recalls

[Describe:

•      the responsibilities to implement any required recall, field correction or field report.

Important:  List the functional group at Abbott to notify.

•      who will make all contacts with the FDA.

•      who shall be responsible for coordinating all activities in connection with the recall.

•       who is responsible for maintaining a customer database sufficient to permit timely notifications.]

Other

[In this section, include any other quality, regulatory, or compliance items that did not fit in the above categories.]

23

The required Ownership Items - IVDD section is listed below:

IVDD Certification #

[If applicable, describe which company is responsible for this aspect of ISO certification for IVDD.]

Labeling and language requirements per IVDD

[If applicable, describe which company is responsible for this aspect of ISO certification for IVDD.]

Technical Files

[If applicable, describe which company is responsible for this aspect of ISO certification for IVDD.]

Declaration of Conformity

[If applicable, describe which company is responsible for this aspect of ISO certification for IVDD.]

Risk Analysis

[If applicable, describe which company is responsible for this aspect of ISO certification for IVDD.]

Essential Requirements

[If applicable, describe which company is responsible for this aspect of ISO certification for IVDD.]

Management of Notified Body review and approval

[If applicable, describe which company is responsible for this aspect of ISO certification for IVDD.]

Legal Manufacturer Defined

[If applicable, describe which company is responsible for this aspect of ISO certification for IVDD.]

24

The required Definitions section is listed below:

Agreement  #

The contract between the two companies.

In Vitro Diagnostic Device (IVD)

Any medical device which is a

•      reagent,

•      reagent product,

•      calibrator,

•      control material,

•      kit,

•      instrument,

•      apparatus,

•      equipment, or

•      system, whether used alone or in combination, intended by the manufacturer to be used in vitro for the examination of specimens, including blood and tissue donations, derived from the human body, solely or principally for the purpose of providing information:

•      concerning a physiological or pathological state,

•      concerning a congenital abnormality,

•      to determine the safety and compatibility with potential recipients, or

•      to monitor therapeutic measures.

In Vitro Diagnostic Directive (IVDD)

The European Community legislation that establishes regulations of in vitro diagnostic medical devices.

Original Equipment Manufacturer (OEM)

Supplier which produces a finished in vitro diagnostic device for distribution by ADD when ADD is the legal manufacturer or when ADD appears on the device label.  OEM production requires the performance of design, development and manufacture, either wholly or in part.

Exclusion:  An OEM does not include manufacturers of components or accessories of in vitro devices

25

The required Appendix I: Key Contacts Matrix section is listed below:

Note:  Only Document Owner approval is required to change this Appendix.

Abbott list numbers and commodity numbers

[Include the applicable final product list numbers here.]

[Insert the appropriate functional areas and names, phone numbers, and e-mail addresses in the tables.]

KEY CONTACTS  @  ABBOTT LABORATORIES

Functional Area	Name	Phone Number	E-mail Address
Purchased Materials Quality Assurance
Product Quality Assurance
OEM Operations
Demand Management
Corporate Purchasing
Division Quality

KEY CONTACTS  @  [enter OEM name here]

Functional Area	Name	Phone Number	E-mail Address

End of Document

26

Exhibit F

Final Transition Services

(Yen)
			(Yen)	(Yen)	Monthly
	Headcount	Monthly	Hourly	Monthly	Charge
	Equivalents	House	Charge	Charge	w/Mark-up
Monthly Flat Fee:

Cost Accounting Personnel – Matsudo	****	****	****	****	****

Purchasing/Supply Chain Management	****	****	****	****	****

Material Handling:

Receiving
Warehousing }	****	****	****	****	****
Inventory control

Complaint Handling	****	****	****	****	****

Product Safety	****	****	****	****	****

	****			****	****

As Used:
Regulatory Support
}	Charged base don actual hours incurred at a rate of Yen **** plus The ****% mark-up.
Chase Buffer Fill/Label

General Description of Services:

Cost Accounting – General financial support as currently provided for the product line. Activities include:

•      Monthly actual closing

•      Monthly actual reporting

•      Cycle counting / physical inventory

•      Ad hoc financial support

•      Semi-annual planning/budgeting

**** REPRESENTS TEXT OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED MATERIAL HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

8

Purchasing/Supply Chain Management – Planning and procuring material for manufacturing. Activities include:

•      Inventory planning to support manufacturing schedule

•      General Purchasing Administration

•      Issuing purchase orders

•      Receiving Invoices and entering receipts into BPCS

•      Purchase Specification/Contracting/Vendor Approval

•      Purchasing management

•      Warehousing/Receiving

•      Material/Commodity Receiving and inspection

•      BPCS entry

Material Handling  -

•      Key material receiving

•      Inspection for shipment damage/claim processing

•      Movement of receipts into appropriate storage area

•      Logging receipts into BPCS system

•      Raw material labeling and general stock control

Complaint Handling – reviewing world-wide level II complaint detail and characterizing data for trending and analysis.

Product Safety for MAH – Good Vigilance Practice primarily involving post market surveillance for the Japanese market (external CAPA). Activities include:

•      Data collection and analysis

•      Approving labeling and product inserts

•      Issuing Customer Letters

•      Approving promotional materials

•      Risk Evaluation

•      CAPA ORB – Provide monthly statement

9

Schedule 1.1(a)

Adjusted Price per Unit

Adjusted Price per Unit is calculated as follows:

Amounts provided in Columns “A” and “B” represent Seller’s standard cost per unit per the BPCS System in Matsudo, Japan as of December 1, 2004

Column “C” is adjusted annually for the CPI and becomes the Adjusted Price Per Unit then in effect

All Costs Are Per Test in Yen

			“B”	“C”
		“A”	Rare	Cost
		Total	Reagent	w/o Rare
		Cost	Cost	Reagent

7D2312	DETERMINE HIV-1/2 20TEST/KIT	****	****	****
7D2313	DETERMINE HIV-1/2 100TEST/KIT	****	****	****
7D2318	DETERMINE HIV-CHA 100TEST/KIT	****	****	****
7D2323	DAINASCREEN HIV-1/2 100TEST//KIT	****	****	****
7D2326	DETERMINE HIV-1/2 CE 20T/KIT	****	****	****
7D2327	DETERMINE HIV-1/2 CE 100T/KIT	****	****	****

**** REPRESENTS TEXT OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED MATERIAL HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

10

Schedule 1.1(b)

Product Specifications

****

**** REPRESENTS 24 PAGES OF TEXT OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED MATERIAL HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

11